Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2019

FINANCIAL AND OPERATIONAL RESULTS

•

Reported first-quarter production of 503,000 barrels of oil equivalent (BOE) per day. Adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 437,000 BOE per day, up 19 percent over first-quarter 2018;

•	Achieved U.S. production of 292,000 BOE per day, exceeding guidance by 5,000 BOE per day, and reached record Permian Basin production of 248,000 BOE per day;

•	Achieved International reported production of 211,000 BOE per day; adjusted production of 145,000 BOE per day exceeding guidance by 7,000 BOE per day;

•	Invested $597 million in upstream capital program and remain on track for $2.4 billion for the year;

•	Secured sales agreements for approximately $300 million of noncore assets; progressing additional sales; and

•	Reiterating 2019 production guidance of 6 to 10 percent from fourth-quarter 2018 to fourth-quarter 2019 on an unchanged annual upstream capital program of $2.4 billion.

HOUSTON, May 1, 2019 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the first quarter of 2019.

Apache reported a quarterly loss of $47 million or $0.12 per diluted common share for the first quarter of 2019. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for items that impact the comparability of results, Apache’s first-quarter earnings were $38 million or $0.10 per share. Net cash provided by operating activities in the quarter was $598 million. Adjusted EBITDAX was $1.1 billion.

“Apache had an excellent first quarter with strong execution, well performance and delivery against our production and capital guidance. We exceeded both our U.S. and international production guidance on a lower than expected capital budget.

“In the Permian Basin, we grew 5 percent quarter over quarter and maintained oil production near fourth-quarter levels, despite placing one of our two completion crews on a frac holiday for the entire first quarter. At Alpine High, where we also had a relatively low number of completions, production was up significantly from the fourth quarter and was in-line with our guidance of 70,000 BOE per day.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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“International production grew 6 percent compared to the fourth quarter and benefited from high facilities uptime across our operations, strong early production rates from two new wells in the North Sea, and a continuation of good results from our revamped waterflood program in the Forties Field,” said John J. Christmann IV, Apache’s chief executive officer and president.

First-quarter operational summary

Highlights from the company’s three principal areas include:

•	United States – U.S. production averaged 292,000 BOE per day. The company averaged 16 rigs and drilled and completed 39 gross-operated wells.

First-quarter production in the Permian Basin averaged 248,000 BOE per day, a record for the region, and an increase of 36 percent year over year. The company averaged 14 rigs and drilled and completed 39 gross-operated wells.

○

Midland Basin – During the quarter, the company drilled and completed 18 gross-operated wells and maintained production despite significantly fewer wells placed online compared to the previous quarter.

○	Delaware Basin – Apache’s activity in the Delaware Basin currently includes operations in Alpine High, Dixieland, and Pecos Bend in Reeves County and the slope play in southeast New Mexico.

At Alpine High, production in the first quarter averaged 70,000 BOE per day, a 165-percent increase over the first quarter of 2018. During the quarter, the company drilled and completed 17 gross-operated wells. The company continues to make significant progress on drilling and completion costs in the play and has delivered a

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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20 percent and 32 percent reduction, respectively, from 2017 averages for the quarter. Further improvements are expected as Alpine High moves further into development and optimization mode. As previously announced, Apache initiated the deferral of certain natural gas production volumes near the end of the quarter in response to severe Waha Hub gas price weakness. These deferrals had a small impact on first-quarter volumes.

Outside of Alpine High in the Delaware Basin, four new wells were placed online during the quarter.

•

Egypt – Apache averaged 10 rigs during the quarter and drilled and completed 23 gross-operated wells with an 83-percent success rate. Adjusted production in Egypt, which excludes noncontrolling interest and the impact of tax barrels, averaged 79,000 BOE per day. As a result of recently awarded concessions and the company’s ongoing broadband seismic acquisition program, Apache has added several hundred new leads and prospects in the region.

•

North Sea – Apache averaged 3 rigs during the quarter and produced 66,000 BOE per day, the highest quarterly production in two years. Strong production levels were the result of a full quarter of production from Garten, a new development well at Callater and strong uptime on producing facilities for the quarter.

Capital and production outlook

Upstream oil and gas investment was $597 million in the first quarter, and the company reiterates its annual capital investment guidance of approximately $2.4 billion for the year.

The company is reiterating its previously stated production guidance of 6 to 10 percent growth from fourth-quarter 2018 to fourth-quarter 2019, including 12 to 16 percent growth in the U.S. and 5 percent growth in Permian oil.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Details on additional financial and operational guidance can be found in the First-Quarter 2019 Financial and Operational Supplement at www.apachecorp.com/financialdata.

“We previously stated Apache’s commitment to returning at least 50 percent of our incremental cash generation from all sources to investors, before increasing our planned activity set. In keeping with this commitment, our 2019 planned capital activity and budget remains unchanged, and we will begin returning incremental cash to investors in the coming months. This is of course in addition to our current regular dividend.

“In summary, 2019 is progressing very well. Overall production was strong in the first quarter, and we are demonstrating excellent capital discipline and cost control. The North Sea and Egypt continue to deliver robust free cash flow with their leverage to premium Brent crude prices and higher natural gas and NGL netbacks. In the Permian, we are poised to deliver attractive oil growth and a substantial cash flow uplift at Alpine High in the second half of the year. We will also be advancing our differential exploration initiatives, most notably in Suriname.

“Our strategy remains the same – we will fund an activity level and investment program capable of delivering long-term returns and sustainable growth while living within cash flow at reasonable oil prices and returning capital to investors,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its first-quarter 2019 results at 10 a.m. Central time, Thursday, May 2. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 2197977. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts/email-alerts-subscription.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Additional information

Additional information follows, including reconciliations of adjusted earnings, cash flow from operations before changes in operating assets and liabilities, adjusted EBITDAX, upstream capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile app.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, cash flow from operations before changes in operating assets and liabilities, upstream capital investment, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

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Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” “projects,” “will,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2018 Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be

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relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286	Gary Clark
Media:	(713) 296-7276	Phil West
Website:	www.apachecorp.com

APA-F

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended March 31,
	2019	2018
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,310	$1,393
Natural gas revenues	236	222
Natural gas liquids revenues	108	118

	1,654	1,733
Derivative instrument gain (loss)	(30)	2
Gain (loss) on divestiture	3	7
Other	8	5

	1,635	1,747

OPERATING EXPENSES:
Lease operating expenses	365	349
Gathering, processing and transmission	88	86
Taxes other than income	51	55
Exploration	69	76
General and administrative	123	114
Transaction, reorganization and separation	4	—
Depreciation, depletion and amortization:
Oil and gas property and equipment	607	518
Other assets	39	35
Asset retirement obligation accretion	27	27
Financing costs, net	97	99

	1,470	1,359

NET INCOME BEFORE INCOME TAXES	165	388
Current income tax provision	186	198
Deferred income tax provision (benefit)	(19)	(16)

INCOME INCLUDING NONCONTROLLING INTEREST	(2)	206
Net income attributable to noncontrolling interest – Egypt	44	61
Net income attributable to noncontrolling interest – Altus	1	—

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$(47)	$145

NET INCOME PER COMMON SHARE:
Basic	$(0.12)	$0.38
Diluted	$(0.12)	$0.38
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	376	382
Diluted	376	384
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31, 2019	December 31, 2018	March 31, 2018	1Q19 to 4Q18	1Q19 to 1Q18
OIL VOLUME – Barrels per day
Permian	97,625	98,560	85,469	-1%	14%
MidContinent/Gulf Coast	8,699	9,697	10,494	-10%	-17%
Gulf of Mexico	2,454	2,391	3,784	3%	-35%

United States	108,778	110,648	99,747	-2%	9%
Egypt (1, 2)	91,616	86,103	95,270	6%	-4%
North Sea	54,528	52,519	46,348	4%	18%

International (1)	146,144	138,622	141,618	5%	3%

Total (1)	254,922	249,270	241,365	2%	6%

NATURAL GAS VOLUME – Mcf per day
Permian	618,238	553,945	357,311	12%	73%
MidContinent/Gulf Coast	116,272	120,720	121,046	-4%	-4%
Gulf of Mexico	9,797	7,477	10,187	31%	-4%

United States	744,307	682,142	488,544	9%	52%
Egypt (1, 2)	315,508	291,196	343,901	8%	-8%
North Sea	56,892	55,955	41,039	2%	39%

International (1)	372,400	347,151	384,940	7%	-3%

Total (1)	1,116,707	1,029,293	873,484	8%	28%

NGL VOLUME – Barrels per day
Permian	47,274	45,053	37,950	5%	25%
MidContinent/Gulf Coast	11,552	13,676	13,072	-16%	-12%
Gulf of Mexico	38	397	262	-90%	-85%

United States	58,864	59,126	51,284	0%	15%
Egypt (1, 2)	1,150	877	937	31%	23%
North Sea	1,823	1,476	1,168	24%	56%

International (1)	2,973	2,353	2,105	26%	41%

Total	61,837	61,479	53,389	1%	16%

BOE per day
Permian	247,939	235,936	182,972	5%	36%
MidContinent/Gulf Coast	39,630	43,493	43,740	-9%	-9%
Gulf of Mexico	4,124	4,035	5,744	2%	-28%

United States	291,693	283,464	232,456	3%	25%
Egypt (1, 2)	145,351	135,513	153,524	7%	-5%
North Sea	65,833	63,321	54,356	4%	21%

International (1)	211,184	198,834	207,880	6%	2%

Total (1)	502,877	482,298	440,336	4%	14%

Total excluding noncontrolling interests	454,371	437,030	389,098	4%	17%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	30,554	28,756	31,774
Gas (Mcf/d)	105,412	97,317	114,913
NGL (b/d)	383	292	312

(2) Egypt Gross Production – BOE per day	332,003	334,992	330,063	-1%	1%

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company's operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31, 2019	December 31, 2018	March 31, 2018	1Q19 to 4Q18	1Q19 to 1Q18
OIL VOLUME – Barrels per day
Permian	97,625	98,560	85,469	-1%	14%
MidContinent/Gulf Coast	8,699	9,697	10,494	-10%	-17%
Gulf of Mexico	2,454	2,391	3,784	3%	-35%

United States	108,778	110,648	99,747	-2%	9%

Egypt	48,323	46,077	47,993	5%	1%
North Sea	54,528	52,519	46,348	4%	18%

International	102,851	98,596	94,341	4%	9%

Total	211,629	209,244	194,088	1%	9%

NATURAL GAS VOLUME – Mcf per day
Permian	618,238	553,945	357,311	12%	73%
MidContinent/Gulf Coast	116,272	120,720	121,046	-4%	-4%
Gulf of Mexico	9,797	7,477	10,187	31%	-4%

United States	744,307	682,142	488,544	9%	52%

Egypt	181,118	166,109	189,982	9%	-5%
North Sea	56,892	55,955	41,039	2%	39%

International	238,010	222,064	231,021	7%	3%

Total	982,317	904,206	719,565	9%	37%

NGL VOLUME – Barrels per day
Permian	47,274	45,053	37,950	5%	25%
MidContinent/Gulf Coast	11,552	13,676	13,072	-16%	-12%
Gulf of Mexico	38	397	262	-90%	-85%

United States	58,864	59,126	51,284	0%	15%

Egypt	678	527	495	29%	37%
North Sea	1,823	1,476	1,168	24%	56%

International	2,501	2,003	1,663	25%	50%

Total	61,365	61,129	52,947	0%	16%

BOE per day
Permian	247,939	235,936	182,972	5%	36%
MidContinent/Gulf Coast	39,630	43,493	43,740	-9%	-9%
Gulf of Mexico	4,124	4,035	5,744	2%	-28%

United States	291,693	283,464	232,456	3%	25%

Egypt	79,187	74,289	80,153	7%	-1%
North Sea	65,833	63,321	54,356	4%	21%

International	145,020	137,610	134,509	5%	8%

Total	436,713	421,074	366,965	4%	19%

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
AVERAGE OIL PRICE PER BARREL
Permian	$50.30	$50.98	$61.50
MidContinent/Gulf Coast	53.45	58.73	62.18
Gulf of Mexico	58.27	61.48	69.24
United States	50.70	51.85	61.76
Egypt	62.35	64.27	66.30
North Sea	64.15	62.68	65.87
International	63.00	63.69	66.16
Total	57.70	58.37	64.34
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$1.61	$1.71	$2.40
MidContinent/Gulf Coast	2.94	3.32	2.68
Gulf of Mexico	3.69	3.70	3.64
United States	1.83	2.03	2.49
Egypt	2.85	2.83	2.85
North Sea	6.24	7.91	6.60
International	3.36	3.65	3.25
Total	2.34	2.57	2.82
AVERAGE NGL PRICE PER BARREL
Permian	$18.73	$24.29	$24.64
MidContinent/Gulf Coast	17.38	22.17	22.13
Gulf of Mexico	17.62	24.47	30.39
United States	18.47	23.81	24.02
Egypt	37.66	34.43	36.19
North Sea	40.60	42.94	42.82
International	39.47	39.77	39.87
Total	19.49	24.42	24.65

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended March 31,
	2019	2018
Derivative settlements – realized gain/(loss)	$15	$(42)
Amortization of call and put premium	—	(5)

Realized gain/(loss)	15	(47)
Unrealized mark-to-market gain/(loss)	(45)	49

	$(30)	$2

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended March 31,
	2019	2018
Unproved leasehold impairments	$23	$16
Dry hole expense	10	20
Geological and geophysical expense	19	18
Exploration overhead and other	17	22

	$69	$76

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended March 31,
	2019	2018
Net cash provided by operating activities	$598	$615

Additions to oil and gas property	(744)	(749)
Additions to Altus gathering, processing, and transmission facilities	(119)	(128)
Altus equity method interests	(118)	—
Other, net	43	(13)

Net cash used in investing activities	$(938)	$(890)

Debt borrowings and payments, net	159	(150)
Distributions to noncontrolling interest – Egypt	(107)	(69)
Dividends paid	(94)	(95)
Other	(5)	(2)

Net cash used in financing activities	$(47)	$(316)

SUMMARY BALANCE SHEET INFORMATION
	March 31, 2019	December 31, 2018
Cash and cash equivalents	$327	$714
Assets held for sale	217	—
Other current assets	1,960	1,973
Property and equipment, net	18,291	18,421
Other assets	956	474

Total assets	$21,751	$21,582

Current debt	$339	$151
Current liabilities	2,035	2,050
Long-term debt	8,094	8,093
Deferred credits and other noncurrent liabilities	2,674	2,476
Apache shareholders’ equity	6,989	7,130
Noncontrolling interest – Egypt	1,212	1,275
Noncontrolling interest – Altus	408	407

Total Liabilities and equity	$21,751	$21,582

Common shares outstanding at end of period	376	375

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company's ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net cash provided by operating activities	$598	$1,043	$615
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	36	34	40
Current income tax provision	186	185	198
Other adjustments to reconcile net income to net cash provided by operating activities	(9)	(29)	(39)
Changes in operating assets and liabilities	138	(191)	174
Financing costs, net (excluding loss on early extinguishment of debt)	97	93	99
Transaction, reorganization & separation costs	4	8	—

Adjusted EBITDAX (Non-GAAP)	$1,050	$1,143	$1,087

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended March 31, 2019				For the Quarter Ended March 31, 2018
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$165	$(167)	$(2)	$(0.01)	$388	$(182)	$206	$0.54
Income attributable to noncontrolling interest	85	(40)	45	0.11	112	(51)	61	0.16

Net income attributable to common stock	80	(127)	(47)	(0.12)	276	(131)	145	0.38
Adjustments: *
Unrealized derivative instrument (gain)/loss	45	(10)	35	0.10	(49)	10	(39)	(0.10)
Valuation allowance and other tax adjustments	—	31	31	0.08	—	1	1	—
Asset impairments	23	(5)	18	0.04	16	(3)	13	0.03
Transaction, reorganization & separation costs	4	(1)	3	0.01	—	—	—	—
Modification of stock comp plans	—	—	—	—	14	(4)	10	0.02
Gain on divestitures	(3)	1	(2)	(0.01)	(7)	1	(6)	(0.01)

Adjusted earnings (Non-GAAP)	$149	$(111)	$38	$0.10	$250	$(126)	$124	$0.32

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Current debt	$339	$151	$151	$401	$401
Long-term debt	8,094	8,093	8,092	7,976	7,975

Total debt	8,433	8,244	8,243	8,377	8,376
Cash and cash equivalents	327	714	593	972	1,077

Net debt	$8,106	$7,530	$7,650	$7,405	$7,299

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache's expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache's cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended March 31,
	2019	2018
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$5
Unproved	19	7
Exploration and development	655	817

Total Costs incurred in oil and gas property	$674	$829

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$674	$829
Asset retirement obligations settled vs. incurred – oil and gas property	10	6
Capitalized interest	(8)	(11)
Exploration expense other than dry hole expense and unproved leasehold impairments	(36)	(40)
Less noncontrolling interest	(43)	(52)

Total Upstream capital investment	$597	$732

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company's ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net cash provided by operating activities	$598	$1,043	$615
Changes in operating assets and liabilities	138	(191)	174

Cash flows from operations before changes in operating assets and liabilities	$736	$852	$789